Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Venus Concept Inc., of our report dated December 2, 2019, relating to the financial statements of Venus Concept Ltd., appearing in the Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

April 17, 2020